EXHIBIT 10.118

FIRST AMENDMENT TO CONSTRUCTION,

ACQUISITION AND INTERIM LOAN AGREEMENT

AND TO LIMITED PAYMENT AND PERFORMANCE GUARANTY

This First Amendment to Construction, Acquisition and Interim Loan Agreement and to Limited Payment and Performance Guaranty (this “Amendment”) is made as of May 14, 2010 (the “Amendment Effective Date”) by and among KEYBANK NATIONAL ASSOCIATION, a national banking association for itself and as Administrative Agent for the Lenders (as such capitalized terms, and any other capitalized terms used in this Amendment and not otherwise defined, are defined in the Loan Agreement described below), KIERLAND CROSSING, LLC, a Delaware limited liability company (“Borrower”), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”) and the financial institutions which are signatories hereto (together with KeyBank National Association in its individual capacity, collectively the “Lenders”).

RECITALS

WHEREAS, the Administrative Agent, the Lenders and the Borrower entered into that certain Construction, Acquisition and Interim Loan Agreement dated as of November 30, 2007 (the “Loan Agreement”);

WHEREAS, in connection with, and to induce the Lenders to enter into, the Loan Agreement, Guarantor has, among other things, executed and delivered that certain Limited Payment and Performance Guaranty dated as of November 30, 2007 for the benefit of the Lenders with respect to the obligations of Borrower under the Loan Agreement and the other Loan Documents (the “Payment Guaranty”);

WHEREAS, Borrower and Guarantor have requested that the Administrative Agent and the Lenders agree to make certain modifications to the Loan Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to make such modifications provided that certain other modifications to the Loan Agreement and the Payment Guaranty are also made;

NOW THEREFORE in consideration of the foregoing and the mutual covenants agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment Effective Date. This Amendment shall become effective upon the Amendment Effective Date, which is the date on which all of the following conditions shall have been satisfied: (i) this Amendment has been executed by all of the parties hereto and delivered to the Administrative Agent; (ii)  Borrower has paid to the Administrative Agent all fees due under that certain fee letter between Borrower and Administrative Agent dated as of March 13, 2010; (iii) Borrower shall have established the cash collateral account described in Section 7 below and deposited with the Administrative Agent the amount required to be deposited therein pursuant to such Section 7; and (iv) Borrower shall have executed and delivered to the Administrative Agent the Account Pledge Agreement required under Section 8 below.

2. Changes to Defined Terms. Section 1 of the Loan Agreement, along with the Recitals thereto, shall be amended, as of the Amendment Effective Date, by deleting the existing definitions of “Actual DSCR”, “Alternate Base Rate”, “Applicable Margin”, “Borrower’s Equity Requirement”, “Implied Annual Debt Service”, “Loan Commitment”, “Phase I”, “Phase II”, “Pro Forma DSCR” and “Pro Forma NOI” in their entirety and replacing them with the following:

“Actual DSCR” means, as of any date, the ratio of (a) the aggregate actual NOI of the Project for the most recent period of twelve (12) consecutive calendar months for which NOI of the Project has been reported to the Administrative Agent to (b) the then-current Implied Annual Debt Service using a Maximum Loan Amount equal to the then-current Loan Commitment, as it may have been reduced pursuant to a permanent reduction elected by Borrower under Section 2.1(a) below.

“Alternate Base Rate” means, as of any date of determination, the rate per annum equal to the sum of the then-current Applicable Margin with respect to Alternate Base Rate Loans plus the highest of (i) the Prime Rate in effect on such date, (ii) the Federal Funds Effective Rate in effect on such date plus one-half of 1% (50 basis points) and (iii) the sum of the LIBOR Base Rate that would apply to a one month LIBOR Period beginning on such date plus (A) two percent (2.00%) if such date is any date from the “Amendment Effective Date” (as defined in the First Amendment to this Agreement) through and including May 30, 2011, (B) one and one-half percent (1.50%) if such date is any date after May 30, 2011 through and including May 29, 2012 or (C) two and one-half percent (2.50%) if such date is after May 29, 2012.

“Applicable Margin” means (i) with respect to LIBOR Rate Loans, (A) two percent (2.00%) at all times from the Amendment Effective Date through and including May 30, 2011, (B) two and one-half percent (2.50%) at all times from May 30, 2011 through and including May 29, 2012 and (C) three and one-half percent (3.50%) at all times after May 29, 2012; and (ii) with respect to Alternate Base Rate Loans, (A) zero at all times from the Amendment Effective Date through and including May 30, 2011, and (B) one percent (1%) at all times after May 29, 2011.

“Borrower’s Equity Requirement” means, as of any date, an amount equal to the difference between the aggregate projected Project Costs as shown in the then-current approved Budget and the then-current Maximum Loan Amount, without regard to any portion of the Loan Commitment that is not yet available for borrowing due to the requirements of Section 2.1(a) below. The Borrower’s Equity Requirement shall be invested as follows: (i) the initial portion of the Borrower’s Equity Requirement, equal to $48,391,697.66, was invested by Borrower prior to December 31, 2009, (ii) the next $20,000,000.00 of the Borrower’s Equity Requirement (the “Interim Equity Requirement”) shall be invested by Borrower’s funding of $16,227,243.84 prior to the Amendment Effective Date and by Borrower’s investment through the payment of 100% of Project Costs payable from and after the Amendment Effective Date until an additional $3,772,756.16 has been fully invested; and (iii) the remaining unfunded balance of the Borrower’s Equity Requirement, currently projected to be $68,937,556.34 based on a Maximum Loan Amount of $150,000,000, shall be invested (A) beginning after such Interim Equity Requirement has been fully invested, through the payment by Borrower of 50% of all Project Costs in the First Amendment Budget, on a pro rata basis with each additional disbursement of the Loan which shall fund 50% of the Project Costs in the First Amendment Budget (the “Equity/Loan Funding Ratio”) until the then-current Maximum Loan Amount has been fully funded (including any increases in the Maximum Loan Amount above $150,000,000 which take effect prior to such date on which the then-current Maximum Loan Amount has been fully funded), provided that, if the portion of any payment of such Project Costs allocable to the Budget line items identified as “Hard Costs”, “Tenant Allowances”, “Leasing Commissions”, “Architectural”, “Engineering”, “Quality Control” and “Permits/Fees”, in the aggregate, is less than 50% of the total amount of such payment, then the percentage of such payment funded from the Loan shall be reduced to such lesser percentage and Borrower’s percentage of such payment shall be increased accordingly, and (B) thereafter, through the payment by Borrower of 100% of all Project Costs.  To the extent the Project Costs increase in excess of those provided for in the First Amendment Budget, Borrower shall pay 100% of all Project Costs not covered by the First Amendment Budget prior to any further disbursements of the Loan.  Notwithstanding the foregoing, if the aggregate amount invested by Borrower to pay Project Costs which are covered by the First Amendment Budget (but excluding any amounts which are paid by Borrower for Project Costs in excess of those covered by the First Amendment Budget) does not equal or exceed (i) on June 30, 2010, the amount of (A) $77,000,000 minus (B) the aggregate increase, if any, in the Maximum Loan Amount over $150,000,000 prior to such date, (ii) on December 31, 2010 the amount of (A) $98,000,000 minus (B) the aggregate increase, if any, in the Maximum Loan Amount over $150,000,000 prior to such date; (iii) on May 29, 2011, the amount of (A) $117,329,254 minus (B) the aggregate increase, if any, in the Maximum Loan Amount over $150,000,000 prior to such date; or (iv) on the date of the acquisition of the Phase III Retail Unit, immediately following the payment of the purchase price therefor, 100% of Borrower’s Equity Requirement, then, in any such case, the amount by which any such aggregate amount invested by Borrower is less than the corresponding required amount on the applicable date (an “Underfunded Equity Amount”) shall be deposited in cash on such date by Borrower with the Administrative Agent.  Each Underfunded Equity Amount so deposited shall thereafter be disbursed in its entirety to pay Project Costs as needed before the Lenders are obligated to fund any further Advances to pay Project Costs, notwithstanding anything else in this definition to the contrary.  If any increase in the Maximum Loan Amount becomes effective after the then-current Maximum Loan Amount has been fully funded and Borrower has commenced to pay 100% of Project Costs from Borrower’s Equity Requirement, shared payments of Project Costs from Borrower’s Equity Requirement and from the Loan shall be reinstated in accordance with the Equity/Loan Funding Ratio unless the undisbursed portion of the Maximum Loan Amount represents more than fifty percent (50%) of the projected Project Costs then remaining to be paid, in which event the percentage of such Project Costs then remaining to be paid from disbursements of the Loan shall be increased to such higher percentage and the percentage to be paid from Borrower’s Equity Requirement shall be correspondingly decreased.  Additional disbursements of the Loan shall be used to reimburse Borrower for previously invested portions of Borrower’s Equity Requirement, if all Project Costs for Phase I and Phase II have been paid in full and the sum of the increased Maximum Loan Amount and the previously invested Borrower’s Equity Requirement exceeds the aggregate Project Costs actually incurred.

“First Amendment Budget” means the budget attached as Exhibit G to the First Amendment to Construction, Acquisition and Interim Loan Agreement and to Limited Payment and Performance Guaranty dated May 14, 2010, without regard to any subsequent increases in the amount of Project Costs.

“Implied Annual Debt Service” means, as of any date for purposes of calculating compliance with a condition hereunder referencing either Actual DSCR or Pro Forma DSCR, the aggregate annual amount of principal and interest payments that would be needed to fully amortize the applicable amount specified in such condition by equal monthly payments of principal and interest over a 30-year period, using an interest rate equal to the greater of (i) the sum of (A) the then-current annual yield on obligations of the United States of America Treasury maturing approximately 10 years after such date plus (B) 2.00% per annum or (ii) 6.85% per annum.

“Loan Commitment” means $220,000,000, subject to reduction at the option of Borrower as provided in Section 2.1(a) below.  The respective Percentages of the Lenders with respect to the Loan Commitment are set forth in Schedule 1.1.

“Phase I” means the first phase of the Project which is planned to include approximately 252,000 square feet of retail space and office space and two parking decks providing in the aggregate not less than 2,350 parking spaces.

“Phase II” means the second phase of the Project which is planned to include approximately 278,000 square feet of retail space (including the theater) and office space.

“Pro Forma DSCR” means, as of any date, the ratio of (A) the then-current Pro Forma NOI  to (B) the then-current Implied Annual Debt Service using the then-current Maximum Loan Amount using (i) in the case of the initial determination of the Maximum Loan Amount on the Amendment Effective Date, the greatest Maximum Loan Amount that will not cause the Pro Forma DSCR to exceed 1.25 to 1.0, or, (ii) in the case of qualification for the First Extension Option under Section 2.6, the then-current Maximum Loan Amount.

“Pro Forma NOI” means, as of any date of determination, (a) an annualized pro forma amount of scheduled income (rental and reimbursement) under Leases of either (i) only Phase I and Phase II of the Project, if Borrower has not previously acquired the Phase III Retail Unit pursuant to the Phase III Purchase Agreement as of such date of determination or (ii) any portion of the Project after Borrower has so acquired the Phase III Retail Unit, which have been executed on or before such date of determination and the Tenants under which are projected to take occupancy and commence paying rent under such Leases at any time prior to the First Extended Maturity Date, annualizing the amount of such scheduled income for any Tenant not in occupancy and paying rent as of the first day of the First Extension Option period, provided however, if any such Tenant (or the direct or indirect holder of a majority of the ownership interests in such Tenant) is in bankruptcy as of such date of determination then such revenues shall be excluded from revenues for purposes of this clause (a), minus (b) all Pro Forma Operating Expenses. Notwithstanding the foregoing, solely for purposes of the initial determination of the Maximum Loan Amount as of the Amendment Effective Date, instead of using such definition of Pro Forma NOI in calculating Pro Forma DSCR in such instance, the parties agree to use the projected NOI of the Project at Stabilization as contained in the most recent Appraisal of the Project prior to the Amendment Effective Date approved by the Administrative Agent.

3. New Defined Term.  The following new defined term is added to Section 1 of the Loan Agreement as of the Amendment Effective Date:

“In-Place DSCR” means, as of any date, for purposes of qualifying for an increase in the Maximum Loan Amount under Section 2.1(a), the ratio of (A) an amount equal to (i) the annual average scheduled income (rental and reimbursement) over the terms of those Leases of the Project which have been executed on or before such date of determination and the Tenants under which are projected to take occupancy and commence paying rent under such Leases at any time prior to a date twelve (12) months after such date of determination, provided, however, that if any such Tenant (or the direct or indirect holder of a majority of the ownership interests in such Tenant) is in bankruptcy as of such date of determination then such revenues shall be excluded from revenues for purposes of this clause minus (ii) one year of Pro Forma Operating Expenses to (B) the then-current Implied Annual Debt Service using the Maximum Loan Amount which Borrower is seeking to achieve.”

4. Maximum Loan Amount. Subsections (a) and (b) of Section 2.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting the existing Subsections 2.1(a) and 2.1(b) in their entirety and replacing them with the following:

“(a) The maximum aggregate amount of all Loans to be made hereunder (the “Maximum Loan Amount”) as of the Amendment Effective Date shall be $150,000,000, being the lowest of (A) $150,000,000, (B) eighty percent (80%) of the projected value of the Project on Stabilization based on the most recent Appraisal of the Project prior to the Amendment Effective Date approved by the Administrative Agent or (C) the largest Maximum Loan Amount that will produce a Pro Forma DSCR of 1.25 to 1.0. The Maximum Loan Amount shall be subject to increase from time to time thereafter to the following amounts within five (5) Business Days after an updated Appraisal of the Project has been obtained upon request of Borrower and approved by the Administrative Agent and the Borrower has submitted to the Administrative Agent a certificate and such supporting documentation as the Administrative Agent may reasonably require to evidence that the following conditions have been achieved:

(i) a Maximum Loan Amount of up to $165,000,000 as selected by Borrower provided that (A) Tenants have either accepted possession of their demised premises for purposes of installing tenant improvements therein or taken occupancy of such demised premises for business purposes under their Leases (which Leases have been approved by the Administrative Agent to the extent required hereunder) at rental rates which would provide for an In-Place DSCR of at least 1.25 to 1.0 using such increased Maximum Loan Amount, (B) such updated Appraisal indicates a projected value of the Project at Stabilization sufficient to cause such increased Maximum Loan Amount to be seventy-five percent (75%) or less of such projected value and (C) if the Phase III Retail Unit has not previously been acquired by Borrower pursuant to the Phase III Purchase Agreement, the projected value indicated in such Appraisal for Phase I and Phase II of the Project alone at Stabilization is sufficient to cause such increased Maximum Loan Amount to be ninety percent (90%) or less of such projected value of Phase I and Phase II only;

(ii)  a Maximum Loan Amount of up to $175,000,000 as selected by Borrower provided that (A) Tenants have either accepted possession of their demised premises for purposes of installing tenant improvements therein or taken occupancy of such demised premises for business purposes under their Leases for 85% or more of the total gross leaseable area of the Project (which Leases have been approved by the Administrative Agent to the extent required hereunder) at rental rates which would provide for an In-Place DSCR of at least 1.25 to 1.0 using such increased Maximum Loan Amount, (B) all such Tenants in occupancy with rent payments due under their respective Leases have commenced paying such rent, (C) such updated Appraisal indicates a projected value of the Project at Stabilization sufficient to cause such increased Maximum Loan Amount to be seventy-five percent (75%) or less of such projected value and (D) if the Phase III Retail Unit has not previously been acquired by Borrower pursuant to the Phase III Purchase Agreement, the projected value indicated in such updated Appraisal for Phase I and Phase II of the Project alone at Stabilization is sufficient to cause such increased Maximum Loan Amount to be eighty percent (80%) or less of such projected value of Phase I and Phase II only;

(iii)  a Maximum Loan Amount of $185,000,000 provided that (A) Tenants have either accepted possession of their demised premises for purposes of installing tenant improvements therein or taken occupancy of such demised premises for business purposes under their Leases for 90% or more of the total gross leaseable area of the Project (which Leases have been approved by the Administrative Agent to the extent required hereunder) at rental rates which would provide for an In-Place DSCR of at least 1.25 to 1.0 using a Maximum Loan Amount of $185,000,000, (B) all such Tenants in occupancy with rent payments due under their respective Leases have commenced paying such rent, (C) such updated Appraisal indicates a projected value of the Project at Stabilization sufficient to cause such increased Maximum Loan Amount to be seventy-five percent (75%) or less of such projected value and (D) if the Phase III Retail Unit has not previously been acquired by Borrower pursuant to the Phase III Purchase Agreement, the projected value indicated in such updated Appraisal for Phase I and Phase II of the Project alone at Stabilization is sufficient to cause such increased Maximum Loan Amount to be eighty percent (80%) or less of such projected value of Phase I and Phase II only; and

(iv)  a Maximum Loan Amount of $220,000,000 provided that (A) Tenants have either accepted possession of their demised premises for purposes of installing tenant improvements therein or taken occupancy of such demised premises for business purposes under their Leases for 90% or more of the total gross leaseable area of the Project (which Leases have been approved by the Administrative Agent to the extent required hereunder) at rental rates which have generated an Actual DSCR of at least 1.25 to 1.0 using a Maximum Loan Amount of $220,000,000, (B) all such Tenants in occupancy with rent payments due under their respective Leases have commenced paying such rent, (C) such updated Appraisal indicates a then-current “as-is” value of the Project sufficient to cause such increased Maximum Loan Amount to be seventy-five percent (75%) or less of such then-current “as-is” value and (D) if the Phase III Retail Unit has not previously been acquired by Borrower pursuant to the Phase III Purchase Agreement, the projected value indicated in such updated Appraisal for Phase I and Phase II of the Project alone at Stabilization is sufficient to cause such increased Maximum Loan Amount to be eighty percent (80%) or less of such projected value of Phase I and Phase II only.

Notwithstanding the foregoing, the Maximum Loan Amount is subject to reduction if at any time on or after May 29, 2011 the Administrative Agent obtains and approves an Appraisal (other than one of the Appraisals obtained in connection with the increases in the Maximum Loan Amount under this Section 2.1(a) or the extensions of the Maturity Date under Section 2.6) which indicates a reduction in the value of the Project from the value established in the immediately preceding Appraisal.  If such most recent Appraisal is obtained and approved prior to the First Extended Maturity Date, the Maximum Loan Amount shall be reduced to the lower of (A) seventy-five percent (75%) of the projected value of the Project on Stabilization established by such subsequent Appraisal or (B) the largest Maximum Loan Amount that will produce a Pro Forma DSCR of 1.25 to 1.0, based on the expenses projected in such subsequent Appraisal.  If such most recent Appraisal is obtained and approved on or after the First Extended Maturity Date, the Maximum Loan Amount shall be reduced to the lower of (A) seventy-five percent (75%) of the “as-is” value of the Project established by such subsequent Appraisal or (B) the largest Maximum Loan Amount that will produce an Actual DSCR of 1.25 to 1.0, based on actual expenses.  Any subsequent increase in the Maximum Loan Amount after such a reduction shall be permitted only if and when Borrower requests and qualifies for an increase in the Maximum Loan Amount in accordance with clauses (i), (ii), (iii) or (iv) of this Section 2.1(a).

Borrower shall have the right at any time on not less than five (5) Business Days prior written notice to the Administrative Agent to elect to permanently reduce the Loan Commitment from $220,000,000 to such lesser amount as Borrower may specify in such notice. Notwithstanding anything else to the contrary in this Section 2.1(a), if Borrower so exercises its right to permanently reduce the Loan Commitment, (i) if the Maximum Loan Amount in effect at the time of such reduction exceeds the reduced Loan Commitment so specified, the Maximum Loan Amount shall be automatically reduced to such reduced Loan Commitment amount and (ii) the Maximum Loan Amount may not be thereafter increased beyond such reduced Loan Commitment amount. Any such reduction in the Loan Commitment shall reduce the Commitments of the Lenders on a pro rata basis and, if the Outstanding Loan Amount is in excess of such reduced Loan Commitment, such reduction shall be conditioned upon Borrower repaying a sufficient amount of Loans to reduce the Outstanding Loan Amount to an amount equal to or less than the proposed reduced Loan Commitment.  Borrower may not elect to make any such reduction in the Loan Commitment which would cause any increase in the Borrower’s Equity Requirement.

(b)           After the initial disbursement at Loan Opening Borrower shall be entitled to receive successive monthly disbursements of the Loan in accordance with Articles 6, 7, 10 and 11, except during such periods as Project Costs are required to be paid 100% from Borrower’s Equity Requirement as provided in the definition of such term, provided that (i) the Loan remains In Balance, (ii) Borrower has funded, or shall simultaneously fund, a portion of the Project Costs then due in accordance with the Equity/Loan Funding Ratio and the definition of “Borrower’s Equity Requirement”, (iii) Borrower has complied with all conditions precedent to disbursement from time to time including the requirements of Articles 6, 7, 10 and 11, and (iv) no Default or Event of Default exists hereunder.

5. Extension of Maturity Date.  Section 2.6 of the Loan Agreement shall be amended as of the Amendment Effective Date by (i) deleting Subsection (d) thereof and replacing it with the following:

“(d)  As of the date of Borrower’s delivery of notice of its intent to exercise the First Extension Option and as of the initial Maturity Date, (A) the Pro Forma DSCR is not less than 1.10 to 1.0, and (B) the then-current Maximum Loan Amount does not exceed seventy-five percent (75%) of the projected value of the Project at Stabilization based on an Appraisal of the Project approved by the Administrative Agent (which Appraisal may be the most recent Appraisal obtained so long as such Appraisal is dated not more than nine (9) months prior to the initial Maturity Date), provided however that if as of the date of delivery of such notice the Pro Forma DSCR is less than 1.10 to 1.0 or if the percentage of such projected value of the Project at Stabilization established by such Appraisal represented by the then-current Maximum Loan Amount is greater than 75%, then on the initial Maturity Date the Maximum Loan Amount shall be deemed to be reduced to the extent necessary so that both of such criteria are satisfied and, if necessary, on or before the initial Maturity Date, Borrower shall have repaid Advances sufficient to reduce the Outstanding Loan Amount to an amount equal to or less than such reduced Maximum Loan Amount (provided that Borrower may reduce the unfunded Commitments only to the extent such reduction would not cause any increase in the Borrower’s Equity Requirement.)  In addition, not later than the initial Maturity Date, Borrower shall have purchased, paid for and collaterally assigned to the Administrative Agent for the benefit of the Lenders an interest rate cap from a counterparty which is a Lender or another financial institution approved by the Administrative Agent pursuant to an interest rate cap agreement reasonably acceptable to the Administrative Agent providing Borrower with a cap on a notional amount equal to the Maximum Loan Amount in effect on the initial Maturity Date  for the full twelve (12) months of the First Extension Option period at an interest rate equal to or less than the highest LIBOR Base Rate that would not cause (after adding thereto the Applicable LIBOR Margin to be in effect during such period) the ratio of (A) the projected annualized NOI of the Project for the First Extension Option period as approved by the Administrative Agent based on the assumptions (i) that any Tenant in occupancy of its demised premises as of the first day of the First Extension Option period shall pay rent at its initial agreed rate for such entire period, notwithstanding that such rent payments may not actually commence until later, and (ii) that the operating expenditures for such period shall be the projected expenses as established by the most recent Appraisal to (B) the aggregate interest expense that would be incurred hereunder on such notional amount during the First Extension Option Period, assuming interest accrues at the LIBOR Rate in a series of twelve (12) one-month LIBOR Interest Periods, to be less than the ratio of 1.00 to 1.0.”

and (ii) deleting Subsection (e) thereof and replacing it with the following:

“(e)  As of the date of Borrower’s delivery of notice of its intent to exercise the Second Extension Option and as of the First Extended Maturity Date, (A) the Actual DSCR is not less than 1.25 to 1.00 and (B) the Outstanding Loan Amount does not exceed seventy-five percent (75%) of the then-current value of the Project based on an Appraisal of the Project on an “as is” basis approved by the Administrative Agent, or if the Actual DSCR is less than 1.25 to 1.0, or the percentage of such value of the Project established by the Appraisal represented by the Outstanding Loan Amount is greater than 75% as of the date of delivery of such notice, then not later than the First Extended Maturity Date Borrower shall have made sufficient repayments of the Loans so that both of such criteria are satisfied.  Notwithstanding anything herein to the contrary, no increase in the Outstanding Loan Amount shall be permitted after the First Extended Maturity Date unless both of such criteria continue to be satisfied after giving effect to such increase in the Outstanding Loan Amount.  In addition, not later than the First Extended Maturity Date, Borrower shall have purchased, paid for and collaterally assigned to the Administrative Agent for the benefit of the Lenders an interest rate cap from a counterparty which is a Lender or another financial institution approved by the Administrative Agent pursuant to an interest rate cap agreement reasonably acceptable to the Administrative Agent providing Borrower with a cap on a notional amount equal to the Maximum Loan Amount in effect on the First Extended Maturity Date for the full twelve (12) months of the Second Extension Option period at an interest rate equal to or less than the highest LIBOR Base Rate that would not cause (after adding thereto the Applicable LIBOR Margin in effect during such period) the ratio of (A) the projected annualized NOI of the Project for the Second Extension Option period, as approved by the Administrative Agent based on the assumptions (i) that any Tenant in occupancy of its demised premises as of the first day of the Second Extension Option period shall pay rent at its initial agreed rate for such entire period notwithstanding that such rent payments may not actually commence until later and (ii) that the operating expenditures for such period shall be the projected expenses established by the most recent Appraisal, to (B) the aggregate interest expense that would be incurred hereunder on such notional amount during the Second Extension Option period, assuming interest accrues at the LIBOR Rate in a series of twelve (12) one-month LIBOR Interest Periods, to be less than the ratio of 1.25 to 1.0.”

6. Mandatory Principal Payments. Section 3.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by adding the following new subsection (f) at the end thereof:

“(f) In the event any Appraisal delivered and approved by the Administrative Agent after the Amendment Effective Date results in a reduction in the then-current Maximum Loan Amount below the then-current Outstanding Loan Amount, a principal payment on the Loans equal to the excess of the Outstanding Loan Amount over such reduced Maximum Loan Amount shall be due and payable within five (5) Business Days after Borrower receives written notice from the Administrative Agent including a copy of such Appraisal and calculations of the reduced Maximum Loan Amount evidencing the required amount of such principal payment.”

7. Deposit For Taxes and Insurance Premiums. Section 12.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by adding the following sentences at the end thereof:

“To secure Borrower’s obligations under the preceding sentence to pay taxes, assessments and governmental charges or levies with respect to the Project and Borrower’s obligations under Section 12.4 below to pay insurance premiums with respect to the Project, as well as to secure payment of all of the other Obligations, Borrower has deposited the amount of $1,476,631, being the Administrative Agent’s estimate of the initial aggregate annual amount of such taxes, assessments and governmental charges or levies and of insurance premiums payable under Section 12.4 below for the first twelve (12) months after Stabilization based on the projected expenses provided in the most recent Appraisal, in a cash collateral account to be established in Borrower’s name with Administrative Agent. Borrower hereby grants a security interest in favor of the Administrative Agent for the benefit of the Lenders in such account. Such account shall be established and such initial deposit shall be made on the Amendment Effective Date.  Borrower further agrees to make additional deposits into such cash collateral account as the Administrative Agent may from time to time require within five (5) Business Days after written request therefor so that such account shall be maintained through the Maturity Date in an amount equal to the projected aggregate annual amount of such taxes, assessments and governmental charges or levies and insurance premiums coming due from time to time thereafter. The amounts so deposited in such cash collateral account shall be held as security for the Loan and shall not be made available to Borrower for payment of such taxes and other charges or such insurance premiums.”

8. Lockbox Account.  Article 12 of the Loan Agreement shall be amended as of the Amendment Effective Date by adding the following additional Section at the end thereof:

“12.18  Account Pledge Agreement.  Borrower shall execute and deliver to the Administrative Agent on the Amendment Effective Date an Account Pledge, Control and Security Agreement in the form of Exhibit J attached hereto and made a part hereof (the “Account Pledge Agreement”) related to the “Lockbox Account” described therein previously established with KeyBank National Association.  As provided in the Account Pledge Agreement, Borrower shall direct all Tenants at the Project to remit rents and other payments due under the Leases to such “Lockbox Account” and such receipts shall be made available to Borrower from time to time unless an Event of Default shall have occurred and be continuing.”

9. Appraisals.  Section 15.2 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting the existing Section 15.2 in its entirety and replacing it with the following:

“15.2           Appraisals.  The Administrative Agent shall have the right to obtain new or updated Appraisals of the Project from time to time, provided that the Administrative Agent and the Lenders agree that any such new or updated Appraisal (other than the Appraisals expressly specifically required under this Agreement to be obtained as a condition to an increase in the Maximum Loan Amount under Section 2.1(a) hereof or as a condition to any extension of the Maturity Date under Section 2.6 hereof) shall not give rise to any adjustment to the Maximum Loan Amount until after May 29, 2011, as provided in Section 2.1(a).  Borrower shall reasonably cooperate with Administrative Agent in this regard.  If the Appraisal is obtained to obtain such an increase in the Maximum Loan Amount or such an extension of the Maturity Date or to comply with this Agreement or any Applicable Law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such Appraisal upon Administrative Agent’s request; provided, however, that absent an Event of Default, Borrower shall not be required to pay for any new or updated Appraisals of the Project (other than those Appraisals being obtained to so increase the Maximum Loan Amount or extend the Maturity Date) more than one time per calendar year.  Nothing herein shall preclude any Lender from obtaining appraisals of the Project at its own expense from time to time as needed to comply with any Applicable Law or regulatory requirement, or bank policy promulgated to comply therewith, but no such appraisal shall have any effect on the Maximum Loan Amount or the Loan Commitment.”

10. Events of Default.  Section 16.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting existing Subsection 16.1(l) in its entirety and replacing it with the following:

“(l) Either (i) the existence of an “Event of Default” (as defined in the Unsecured Credit Agreement) under Sections 7.1, 7.2, 7.3 or 7.5 of the Unsecured Credit Agreement  (but, with respect to Sections 7.3 and 7.5 only if such “Event of Default” is due to a breach of one or more of Sections 6.11, 6.17, 6.18(iv) and 6.18(v) thereof) or (ii) the acceleration of the sums due pursuant to the Unsecured Credit Agreement or any promissory notes evidencing the credit facility created by the Unsecured Credit Agreement as a result of any other “Event of Default” under the Unsecured Credit Agreement, provided however that if the Unsecured Credit Agreement shall be terminated and shall no longer be binding upon the Guarantor, an Event of Default hereunder shall still be deemed to occur hereunder if any event or condition occurs which (x) would have constituted either such an “Event of Default” under the Unsecured Credit Agreement for purposes of clause (i) or (y) could, with the giving of any notice and expiration of any cure period, have given rise to an acceleration under the Unsecured Credit Agreement if the Unsecured Credit Agreement had not been terminated; or”

11. Amendments.  Subsection (a) of Section 19.1 of the Loan Agreement shall be amended by adding the following parenthetical at the end thereof:  “(it being understood and agreed that only the approval of the Requisite Lenders shall be required for any modification that increases the rate of interest or the amount of fees payable by Borrower hereunder)”.

12. Amendments to Guaranty. Guarantor hereby agrees that, as of the Agreement Effective Date, the Payment Guaranty shall be amended as follows:

(a) The second grammatical paragraph of Paragraph 1 of the Payment Guaranty shall be deleted and replaced with the following:

“Notwithstanding the foregoing, Guarantor’s aggregate liability remaining hereunder as of any date with respect to the principal of the Notes as described in subparagraph (a) of this Paragraph 1 shall in no event exceed the amount obtained by multiplying the then-current Guaranteed Percentage by the then-current Maximum Loan Amount (as it may have been increased or decreased in accordance with Section 2.1(a) of the Loan Agreement) (the “Guaranteed Amount”).  Such limitation to the Guaranteed Percentage of the principal of the Notes shall not apply to interest, fees or any other amounts which comprise the Facility Indebtedness or to the Enforcement Costs, liability for which shall not be limited hereunder.  The term “Guaranteed Percentage” as used in this Paragraph 1 shall initially be fifty percent (50%), subject to subsequent increase (the “Failed Phase III Increase”) on May 29, 2012, by adding twenty percent (20%) to the then-current Guaranteed Percentage (so that the Guaranteed Percentage will be increased to 70%,) if on or before May 29, 2012 the Phase III Retail Unit has not been substantially completed by the Phase III Developer and conveyed to the Borrower in accordance with the terms of the Phase III Purchase Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing, the Failed Phase III Increase shall not take effect, or if it does take effect, the Failed Phase III Increase shall be eliminated and reversed, if (x) Borrower purchases the Phase III Retail Unit after May 29, 2012 and obtains a new Appraisal of the Project demonstrating that the Outstanding Loan Amount does not exceed seventy-five percent (75%) of the “as is” value of the Project as established by an Appraisal at such time or (y) Borrower repays a sufficient portion of the Outstanding Loan Amount so that the Outstanding Loan Amount is not more than seventy-five percent (75%) of the “as-is” value of Phases I and II of the Project as established by an Appraisal at such time or (z) Borrower delivers to the Administrative Agent additional collateral for the Facility in the form of an unconditional, irrevocable letter of credit issued by a bank acceptable to the Administrative Agent in a form acceptable to the Administrative Agent for an amount sufficient, when added to such then-current “as-is” appraised value of Phases I and II of the Project, to cause the Outstanding Loan Amount to be seventy-five percent (75%) or less of the combined face amount of such letter of credit and such then-current “as-is” appraised value of Phases I and II of the Project.  In no event shall the Guaranteed Amount be reduced as a result of (i) principal payments made by Borrower, Guarantor or any other party with respect to the Facility Indebtedness unless and until the Facility has been fully disbursed and Phases I and II of the Project have been Substantially Completed and such principal payments have caused the remaining Outstanding Loan Amount to be less than the then-current Guaranteed Amount; or (ii) Administrative Agent’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Indebtedness; or (iii) the payment to Administrative Agent by Guarantor of any amount pursuant to and under that certain Non-Recourse Exception Guaranty Agreement of even date herewith made by Guarantor, in favor of Administrative Agent, that certain Completion and Payment Guaranty of even date herewith made by Guarantor in favor of Administrative Agent or that certain Environmental Indemnity Agreement of even date herewith made by Guarantor and Borrower in favor of Administrative Agent. Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Amount”;

and

(b) the following new Paragraph 17 shall be added at the end of the Payment Guaranty:

“17. Guarantor covenants and agrees, at all times through the date of full and final payment of the Facility Indebtedness of Borrower to the Administrative Agent and the Lenders, to comply, and cause the Consolidated Group to comply, with those financial covenants set forth in Sections 6.17, 6.18(iv) and 6.18(v) of that certain Amended and Restated Credit Agreement dated as of December 14, 2006, by and among Guarantor, KeyBank National Association, as Administrative Agent and individually as a lender, and certain other lenders, as amended by a Comprehensive Amendment thereto dated as of March 4, 2010 and a Second Amendment thereto dated as of April 27, 2010, as such Sections, and the defined terms used therein, exist as of April 27, 2010.  Guarantor acknowledges and agrees that its obligation to comply with such financial covenants and the defined terms used therein as they exist on April 27, 2010 shall continue, notwithstanding any amendment, modification or termination of such Amended and Restated Credit Agreement thereafter unless the Requisite Lenders shall have agreed in writing to amend or modify such financial covenants or the defined terms used therein.”

13. References. Each of the parties hereby consents to all of the changes made to the Loan Agreement and to the Payment Guaranty pursuant to this Amendment and agrees that each reference in the Loan Documents to the Loan Agreement and to the Payment Guaranty shall deemed to be a reference to the Loan Agreement and the Payment Guaranty as amended by this Amendment.

14. Representations and Warranties. Borrower hereby remakes, as of the Amendment Effective Date, all of the representations and warranties of Borrower in Section 4 of the Loan Agreement and each reference therein to “the date hereof” or “the Agreement Effective Date” shall be deemed to be a reference to the Amendment Effective Date.  Borrower hereby further represents and warrants to Agent and Lenders as follows:

(a) This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable in accordance with its terms;

(b) Except as expressly modified hereby, the Loan Documents are ratified and confirmed hereby, are in full force and effect, and Borrower has no defenses or offsets to the enforcement thereof or counterclaims which relate thereto;

(c) Upon execution and delivery of this Amendment and satisfaction of the conditions to the effectiveness of this Amendment, to the best of Borrower’s knowledge, information and belief, no Event of Default shall exist under the Loan Documents;

(d) Borrower and Guarantor each have full power and authority to execute this Amendment; and

(e) The Advances have been and shall be requested by Borrower, and the proceeds of the Advances have been and shall be utilized by Borrower, for its own account.

15. Exhibits. The parties further agree that (i) the original Budget attached to the Loan Agreement as Exhibit G – Initial Budget is hereby deleted and replaced by the current approved Budget which is attached to this Amendment as Exhibit G - Budget (Revised) and made a part hereof and each reference in the Loan Agreement to the Budget from and after the Amendment Effective Date shall be deemed to be a reference to such Exhibit G - Budget (Revised),  (ii) the original Borrower’s Certificate attached to the Loan Agreement as Exhibit H – Borrower’s Certificate is hereby deleted and replaced by Exhibit H – Borrower’s Certificate (Revised) which is attached to this Amendment and made a part hereof and each reference in the Loan Agreement to the Borrower’s Certificate from and after the Amendment Effective Date shall be deemed to be a reference to such Exhibit H – Borrower’s Certificate (Revised), and (iii) an Account Pledge, Control and Security Agreement is hereby added as Exhibit J to the Loan Agreement in the form attached to this Amendment and made a part hereof and each reference in the Loan Agreement to the “Security Documents” shall be deemed to refer to and include such Account Pledge, Control and Security Agreement.

16. Governing Law.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to Federal laws applicable to national banks.

17. Release of Prior Claims

.  Borrower and Guarantor each do hereby release, remise, acquit and forever discharge the Administrative Agent and the other Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way arising out of or in any way connected to the Loan Agreement, the Payment Guaranty or the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”).  Borrower and Guarantor each acknowledges that the agreements herein are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower and Guarantor each represents and warrants to the Administrative Agent and the other Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower or Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

18. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

19. Continued Effect. Other than as expressly amended herein, both Borrower and Guarantor agree that the Loan Agreement, Payment Guaranty and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –

SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Construction, Acquisition and Interim Loan Agreement and to Limited Payment and Performance Guaranty to be duly executed as of the date first above written.

BORROWER:

KIERLAND CROSSING, LLC, a Delaware limited liability company

By:	Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

By:	Glimcher Properties Limited Partnership, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its general partner

By: /s/ Michael P. Glimcher Michael P. Glimcher
Chief Executive Officer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

GUARANTOR:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:          Glimcher Properties Corporation, a Delaware corporation, its general partner

By: /s/ Michael P. Glimcher
Michael P. Glimcher
Chief Executive Officer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent

By: /s/ Kevin P. Murray
Name:  Kevin P. Murray
Title:  Senior Vice President

Address:
KeyBank - Real Estate Capital
127 Public Square - 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH  44114
Phone:  216-689-4660
Facsimile:  216-689-4997
Attn:  Kevin Murray

LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Kevin P. Murray
Name:  Kevin P. Murray
Title:  Senior Vice President

Address:
KeyBank - Real Estate Capital
127 Public Square - 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH  44114
Phone:  216-689-4660
Facsimile:  216-689-4997
Attn:  Kevin Murray

EUROHYPO AG, NEW YORK BRANCH, Individually and as Syndication Agent

By: /s/ Nasir Alamdr
Name: Nasir Alamdr
Title: Executive Director

By: /s/ Stephen Cox
Name: Stephen Cox
Title: Executive Director

Address for notices:
Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Portfolio Operations
Facsimile:  866-267-7680

with copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Legal Department
Facsimile:  866-267-7680

THE HUNTINGTON NATIONAL BANK, individually and as Documentation Agent

By:/s/ Mark Kauffman
Name: Mark Kauffman
Title: Senior Vice President

The Huntington National Bank
41 S. High Street, HC0840
Columbus, OH  43215
Attention:  Michael Kauffman, Senior Vice President
Phone:   216-515-6983
Facsimile:  877-297-9067

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Anthony J. Mathena
Name: Anthony J. Mathena
Title: Vice President

U.S. Bank National Association
175 S. Third Street
Columbus, OH  43215
Attention:  Anthony Mathena, Vice President
Phone:  614-232-8013
Facsimile:  614-232-8033

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Brent Sobczak
Name: Brent Sobczak
Title: Assistant Vice President

PNC Bank
155 East Broad Street
Columbus, OH  43215
Attention: Brent Sobczak, Assistant Vice President
Real Estate Banking
Phone:  614-463-7233
Facsimile:  614-463-8058

RAYMOND JAMES BANK, FSB

By: /s/ Thomas G. Scott
Name: Thomas G. Scott
Title: Senior Vice President

710 Carillon Parkway
St. Petersburg, FL  33716
Phone:  727-567-4196
Fax:  727-567-8830
Attention:  Thomas Scott

EXHIBIT G

 BUDGET (REVISED)

EXHIBIT H

BORROWER’S CERTIFICATE

KeyBank National Association
800 Superior
Cleveland, OH  44114

ATTN:  COMMERCIAL REAL ESTATE DEPARTMENT

RE:	Application for Advance or confirmation of equity contribution in connection with a $220,000,000 loan (#______________________) to Kierland Crossing, LLC (“Borrower”).

1.
Pursuant to that certain Construction, Acquisition and Interim Loan Agreement dated November 30, 2007, as amended (the “Construction Loan Agreement”) among Borrower, KeyBank National Association, as administrative agent (“Agent”) and certain other lenders named therein (“Lenders”), Borrower:

(a)	hereby requests a loan advance as indicated on the Soft and Hard Cost Requisition attached hereto. We acknowledge that this amount is subject to inspection, verification, and available funds.

(b)	acknowledges and confirms that the current Maximum Loan Amount under the Construction Loan Agreement is $____________.

(c)
acknowledges and confirms the aggregate Borrower’s Equity Requirement invested to date as indicated on the Soft and Hard Cost Requisition attached hereto is $____________, and the amount of Borrower’s Equity Requirement to be invested in Project Costs simultaneously with this loan advance is $______________, which is consistent with the various requirements set forth in the definition of “Borrower’s Equity Requirement” in Section 1 of the Construction Loan Agreement.

Funding Instructions

2.
This Borrower’s Certificate is to be utilized only in satisfaction of costs and charges with respect to the Project and the Construction thereon as shown on the Soft and Hard Cost Requisition Form, dated ____________________, attached hereto.

3.
The Borrower agrees to provide, if requested by Agent, a Vendor Payee Listing showing the name and the amount currently due each party to whom Borrower is obligated for labor, material and/or services supplies.  This information would be provided in support of the disbursements set forth in paragraph 2 hereof.

4.	The Borrower also certifies and agrees that:

(a)	It has complied with all duties and obligations required to date to be carried out and performed by it pursuant to the terms of the Construction Loan Agreement;

(b)	No Event of Default as defined in the Construction Loan Agreement has occurred and is continuing;

(c)	All change orders or changes to the Schedule of Values have been submitted to and approved by Agent;

(d)	All funds previously disbursed have been used for the purposes as set forth in the Construction Loan Agreement;

(e)	All outstanding claims for labor, materials and/or services furnished prior to this draw period have been paid or will be paid from the proceeds of this disbursement;

(f)	All Construction prior to the date of this Borrower’s Certificate has been accomplished in accordance with the applicable plans and specifications;

(g)
All sums advanced by Agent and the Lenders or contributed by Borrower as equity on account of this Application will be used solely for the purpose of paying obligations owing as shown on the attached documentation and no item(s)  for which payment is requested and/or equity is contributed has (have) been the basis for any prior disbursement and/or equity contribution;

(h)	There are no liens outstanding against the Project or its equipment except for Permitted Liens and security interests as agreed upon in the Construction Loan Agreement;

(i)
The aggregate amount of the undisbursed current Maximum Loan Amount and the unfunded Borrower’s Equity Requirement remaining is sufficient to pay all Project Costs through Stabilization, including all costs of Construction in accordance with the plans and specifications originally submitted to the Agent as modified by Agent approved changed orders;

(j)	All representations and warranties contained in the Construction Loan Agreement are true and correct in all material respects as of the date hereof.

(k)
The undersigned understands that this certification is made for the purpose of inducing Agent and the Lenders to make a Loan to Borrower and that, in making such Loan, Agent and the Lenders will rely upon the accuracy of the matters stated in this certificate.

5.
Disbursement of the loan proceeds hereby requested are subject to the receipt by the Agent, in those states where applicable, of a certificate from the issuing title company stating that no claims have been filed of record which adversely affects the interest of Borrower in the Project, subsequent to the filing of the Deed of Trust.

6.	The terms used in this Borrower’s Certificate have the same meaning and definitions as those set forth in the Construction Loan Agreement.

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7.
The Borrower, or authorized signer, certifies that the statements made in this Borrower’s Certificate and any documents submitted herewith and identified herein are true and has duly caused this Borrower’s Certificate to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE:

BORROWER:
BY:
ITS:

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EXHIBIT J

ACCOUNT PLEDGE, CONTROL AND SECURITY AGREEMENT

THIS ACCOUNT SECURITY, PLEDGE, ASSIGNMENT AND CONTROL AGREEMENT (this “Agreement”), dated as of May ____, 2010, by and between KIERLAND CROSSING, LLC, a Delaware limited liability company (“Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Administrative Agent for itself and the other Lenders from time to time parties to the “Loan Agreement” (as hereinafter defined) (KeyBank in its capacity as Administrative Agent, is hereinafter referred to as “Agent”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, individually as the depository for the Deposit Account, as defined below (“Bank”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Construction, Acquisition and Interim Loan Agreement by and among Borrower, Agent and the Lenders dated as of November 30, 2007, as amended by that certain First Amendment to Construction, Acquisition and Interim Loan Agreement and to that certain Limited Payment and Performance Guaranty of even date herewith (the “First Amendment”) by and among Borrower, Glimcher Properties Limited Partnership, a Delaware limited partnership, the Lenders and Agent (as amended, the “Loan Agreement”), Lenders have agreed to make a loan in the amount of up to $220,000,000 (as modified or amended from time to time, the “Loan”) for the construction of the project (the “Project”) known as Scottsdale Quarter in Scottsdale, Arizona, which Loan is evidenced by those certain Notes made by Borrower to the order of Lenders in the aggregate face amount of $220,000,000 (such Notes, and each other Note as may be issued under the Loan Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, increased or restated, are hereinafter referred to collectively as the “Note”).

WHEREAS, the Lenders and Agent have required, as a condition to entering into the First Amendment, that Borrower enter into this Agreement as additional security for the Obligations (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.           Defined Terms.  Capitalized terms used in this Agreement, but that are not otherwise expressly defined in this Agreement, shall have the respective meanings given thereto in the Loan Agreement.  In addition, the following terms shall have the following meanings:

Bank.           KeyBank National Association, as depository bank.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Collateral:  As defined in §2, below.

Control Agreement:  That certain Deposit Account Control Agreement of even date herewith made by and among Borrower, Agent and Bank with respect to the Lockbox Account, in the form attached hereto as Attachment No. 1 and made a part hereof.

Event of Default:  As defined in §8, below.

Lockbox Account:  A segregated lockbox account held at Bank with the name “Kierland Crossing, LLC”, Account No. 359681260089 maintained by Borrower with Bank for receipt of all revenues from the Property (“Property Funds”).

Monthly Operational Expenses: The monthly operational expenses for the Property to be distributed from the Lockbox Account after an Event of Default shall be limited to and consist solely of the following items with the designated order of priority for payment:

(i) First, one twelfth of the amount required for the annual real estate tax payments for the Property;

(ii) Second, one twelfth of the amount required for payment of the annual premiums for the required insurance for the Property;

(iii) Third, funds sufficient to pay the monthly debt service payment due under the Loan;

(iv) Fourth, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, and all other amounts outstanding then due to Agent and the other Lenders under the Loan Documents; and

(v) Fifth, the amount required to reimburse Borrower for all other actual operational expenses incurred for the Property and paid by Borrower for the prior month.

The items described in clauses (i) through (iv) inclusive shall be remitted to Agent only (and, in the case of the items described in clauses (i) and (ii), held by Agent in the cash collateral account provided for in Section 12.1 of the Loan Agreement for application to pay such real estate taxes and insurance premiums directly when due).

UCC:  The Uniform Commercial Code as in effect in the State of Ohio.

2.           Security for Obligations.  To secure the full and punctual payment and performance by the Borrower of all duties, responsibilities and obligations under this Agreement, the Loan Agreement, the Note and the other Loan Documents, together with any and all renewals, restatements, modifications, consolidations, amendments, increases and extensions thereof (such duties, responsibilities and obligations are hereinafter referred to as the “Obligations”), Borrower hereby collaterally assigns, conveys, grants, pledges, hypothecates and transfers to Agent a first-in-lien-priority continuing security interest in Borrower’s right, title and interest in and to the Lockbox Account and all cash and property, whether now owned or existing or hereafter acquired, in the Lockbox Account, including without limitation, all checks, drafts, wire transfers (whether made or in the process of being made) and other items deposited in or transferred to the Lockbox Account (the “Collateral”).

3.           Agent’s  Control of the Account.  Pursuant to the Control Agreement, Bank has agreed to comply with any instruction (within the meaning of Section 9-104 of the UCC, i.e., an order directing the disposition of funds in the Lockbox Account) originated by the Agent.  Subject to Section 7, the parties acknowledge and agree that by this Agreement and the Control Agreement Agent shall have sole and exclusive control of the Collateral within the meaning of Section 9-104 of the UCC.  Borrower and Agent agree that the Control Agreement is an authenticated record for the purposes of Section 9-104(a) of the UCC.

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4.           Warranties and Covenants.  Borrower hereby warrants and represents to Agent, and covenants and agrees with Agent, as follows:

(a)           Borrower is and shall remain the sole, lawful, beneficial and record owner of the Collateral, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set off or recoupment whatsoever other than Liens in favor of the Agent and the Bank hereunder, and Borrower has the full and complete right, power and authority to pledge and grant a security interest in the Collateral in favor of Agent, in accordance with the terms and provisions of this Agreement.

(b)           This Agreement creates a valid and binding first-in-lien priority pledge and assignment of and security interest in the Collateral securing the payment and performance of the Obligations.  Neither Borrower nor any other Person has performed or will perform or permit any other Person to perform any acts that might prevent Agent from enforcing any of the terms and conditions of this Agreement or that would limit Agent in any such enforcement.

(c)           There are no accounts maintained by Borrower, any Subsidiary of Borrower or any other Person for the receipt of Property Funds other than the Lockbox Account, and there are no agreements regarding the distribution or disposition of the funds in the Lockbox Account other than this Agreement and the other Loan Documents.

5.           General Covenants.  Borrower covenants and agrees with Agent that so long as any of the Obligations are outstanding or have not been paid or performed:

(a)           Subject to Section 7, Borrower, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, shall not directly, indirectly or by operation of law sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral.

(b)           Borrower shall at all times defend the Collateral against all claims and demands of all Persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.

(c)           Borrower shall pay all taxes and other charges against the Collateral to the extent due and payable.

(d)           Borrower authorizes Agent, its counsel or its representative, at any time and from time to time, at the expense of Borrower, to execute and/or file any financing statements or financing statement amendments or continuations, that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may deem necessary or desirable to perfect its security interest in any of the Collateral and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number and organizational number of Borrower.  Borrower will make, execute, acknowledge and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by Agent any financing statements, further assignments, security agreements, continuation statements, endorsements, assurances, certificates and other documents, and perform such other acts as Agent reasonably may deem necessary from time to time to establish and maintain in favor of Agent, valid and perfected security interests in the Collateral, free of all other liens, encumbrances, security interests and claims other than the Liens of the Agent hereunder.  Upon any failure of Borrower to do so, Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Agent the agent and attorney-in-fact with full power of substitution of Borrower so to do.  This power is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, Borrower will obtain such waivers of lien, estoppel certificates, deposit account control agreements or subordination agreements as Agent may require to insure the priority of its security interest in the Collateral.  Borrower shall also do anything else Agent may reasonably require from time to time to establish a valid security interest in and to further protect and perfect its security interest in the Collateral.

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(e)           So long as any of the Obligations shall be outstanding, neither Borrower nor any Subsidiary of Borrower shall open any account for the receipt of the funds described in the Control Agreement other than the Lockbox Account and neither Borrower nor any Subsidiary of Borrower shall enter any agreement regarding the distribution or disposition of the funds described in the Control Agreement other than this Agreement.

6.           Establishment and Funding of Lockbox Account.

(a)           Establishment of Lockbox Account.  Borrower has established and currently maintains the Lockbox Account with the Bank and acknowledges that the Lockbox Account is a “deposit account” (as defined in Section 9-102(a)(29) of the UCC.

(b)           Distributions as Property Only of Borrower.  Borrower warrants and represents to, and covenants and agrees with, Agent that all of the funds deposited in the Control Agreement, when transferred from any account to the Lockbox Account, (i) are intended to be and are hereby agreed to be at that time property of only Borrower, subject, however, in all events, to the security interests granted by this Agreement to Agent, and (ii) shall be held by Bank for the benefit of Agent free of any liens or claim on the part of creditors of the Borrower other than Liens in favor of Agent and the Bank.

(c)           Jurisdiction. Notwithstanding any provision to the contrary in any other agreement between Borrower and Agent, Borrower and Agent agree that the “bank’s jurisdiction” as said term is used in Section 9-304 of the UCC is and shall be the State of Ohio as provided in the Control Agreement and the Laws of such state shall govern the perfection or nonperfection, and the priority of security interest of Agent, in the Lockbox Account.

7.           Transfer of Funds Out of Lockbox Account.  Notwithstanding anything in this Agreement to the contrary, provided no Event of Default has occurred and is then continuing, Agent shall permit Bank, in accordance with its customary cash management practices, to make transfers from the Lockbox Account on a daily basis to an account designated by Borrower pursuant to the terms of the Control Agreement. Each transfer of funds from the Lockbox Account shall be made only to the extent that immediately available funds are on deposit in the Lockbox Account, and Agent shall not have any responsibility to make additional funds available in the event that funds on deposit in the Lockbox Account are insufficient.  From and after Bank’s transfer of such funds pursuant to the Control Agreement, Agent shall have no further liability or responsibility with respect to, or control over, or security interest in, the funds so transferred. Notwithstanding anything in this Agreement to the contrary, if an Event of Default has occurred and is then continuing and until such time as the Loan has been accelerated and becomes due and payable in full, Agent is hereby irrevocably authorized to direct Bank to cease making any further transfers of funds at Borrower’s direction and to hold all funds in the Lockbox Account and shall only release such funds on a monthly basis to pay Monthly Operational Expenses when the Bank has received not later than one (1) business day prior the date of requested disbursement (i) from the Borrower a written payment direction certifying the amounts and payees with respect to the requested disbursements from each category of Monthly Operational Expenses for such month and (ii) from the Agent a written approval of such written payment direction.

8.           Event of Default.  An Event of Default shall exist hereunder upon the occurrence of any of the following:

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(a)           Any warranty, representation or statement made by or on behalf of Borrower in this Agreement proves untrue or misleading in any material respect upon the date when made or deemed to have been made or repeated; or

(b)           Borrower shall fail to, or Borrower shall fail to cause any other Person to, duly and fully comply with any covenant, condition or agreement in §5(a) of this Agreement; or

(c)           Borrower shall fail to duly and fully comply with any other covenant, condition or agreement of this Agreement (other than those specified in subsection (b) above or any default excluded from any provision of cure of defaults contained in the Loan Agreement) and the same is not cured in the applicable time period provided in the Loan Agreement, if any; or

(d)           The occurrence of an Event of Default under the Loan Agreement; or

(e)           Any amendment to or termination of a financing statement naming Borrower as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel without the prior written consent of Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of Agent within ten (10) Business Days after written notice to Borrower thereof.

9.           Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default, Agent, without limitation, may:

(i)           without notice to Borrower, except as required by Law, and at any time or from time to time, charge, set-off, and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;

(ii)           in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC; and

(iii)           demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, foreclose,  or otherwise  realize upon the Collateral (or any portion thereof) as Agent may determine in its sole discretion.

(b)           Borrower hereby expressly waives, to the fullest extent permitted by Law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral.  Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Agreement, and/or under any of the other Loan Documents.  The remedies of Agent shall include, without limitation, all rights and remedies specified in this Agreement and the other Loan Documents, all remedies of Agent under applicable Law, and the remedies of a secured party under the UCC as enacted in the State of Ohio, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted.

(c)           If Borrower fails to perform any agreement or covenant contained in this Agreement beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of Borrower contained in this Agreement that Borrower shall fail to perform, and the cost of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall bear interest at the rate for overdue payments under the Loan Agreement.

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(d)           Whether or not an Event of Default has occurred and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem reasonably necessary to protect the Collateral or its security interest therein, Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien that in the reasonable judgment of Agent appears to be prior or superior to its security interest and in exercising any such powers and authority to pay reasonably necessary expenses, employ counsel and pay reasonable attorney’s fees.  Any such advances made or expenses incurred by Agent shall constitute a part of the Obligations, shall be payable upon demand and shall bear interest at the rate for overdue payments under the Loan Agreement.

10.           Duties of Agent.  The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Such care as Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Agent’s possession; provided that Agent shall not be required to make any presentment, demand or protest or give any notice of nonperformance, dishonor, protest or of any other nature and need not take any action to preserve any rights against any prior party or any other Person in connection with the Indebtedness or with respect to the Collateral.  Agent shall not have any responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

11.           Indemnification.

(a)           It is specifically understood and agreed that this Agreement shall not operate to place any responsibility or obligation whatsoever upon Agent, or cause Agent to be, or to be deemed to be, a partner, shareholder or member, as applicable in Borrower and that in accepting this Agreement, Agent does not assume or agree to perform at any time whatsoever any obligation or duty of Borrower relating to the Collateral or any other mortgage, indenture, contract, agreement or instrument to which Borrower is a party or to which it is subject, all of which obligations and duties shall be and remain with and upon Borrower.

(b)           Borrower agrees to indemnify, defend and hold Agent and its officers, directors, agents and employees harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or acts taken or omitted by Agent hereunder or in connection herewith, except claims, expenses, losses or liabilities arising from Agent’s gross negligence or willful misconduct.

(c)           Borrower upon demand shall pay to Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, that Agent may incur in connection with (i) the administration of this Agreement, (ii) the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure by Borrower to perform or observe any of the provisions hereof beyond any applicable period for notice and cure.

12.           Security Interest Absolute.  All rights of Agent, and the security interests hereunder, and all of the obligations secured hereby, shall be absolute and unconditional, irrespective of:

(a)           Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;

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(b)           Any change in the time (including the extension of the maturity date of the Note), manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;

(c)           Any exchange, release or nonperfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or

(d)           Any other circumstance (other than payment of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of, Borrower or any third party for the Obligations or any part thereof.

13.           Amendments and Waivers.  No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or omission of Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Agreement to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.  Failure on the part of Agent to complain of any act or failure to act that constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any such or Event of Default.  Borrower hereby waives to the extent permitted by Law all rights that Borrower has or may have under and by virtue of the UCC or in any other state, and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Borrower to notice and to a judicial hearing prior to seizure by Agent of any of the Collateral.  Borrower hereby waives and renounces for itself, its successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by Law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or that may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Agreement and the collection of any of the Obligations.

14.           Continuing Security Interest; Release of Collateral.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the performance of all obligations of Borrower under the Loan Agreement and the indefeasible payment in full of the Obligations, (b) be binding upon Borrower and its permitted successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Bank, Agent and their respective successors, transferees and assigns.  Upon the performance of all obligations of Borrower under the Loan Agreement and the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower.  Upon any such termination, Agent will at Borrower’s expense execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination and the release of any lien created by this Agreement.  No third Person shall be or be deemed to be a beneficiary of this Agreement.

15.           Assignment Binding Upon Successors.  This Agreement may be assigned by Borrower only with the prior written consent of Agent.  All rights of Agent under this Agreement shall inure to the benefit of its successors and assigns.  All obligations of Borrower shall bind its heirs, executors, administrators, successors and assigns.

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16.           Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS AND CHOICE OF LAW).

17.           Notices.  Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement shall be deemed to have been properly given or served if given in the manner provided in the Loan Agreement.

18.           No Unwritten Agreements.  THE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

19.           Cash Collateral.  In the event that Borrower becomes the subject of a proceeding under the Bankruptcy Code, the parties hereto agree that the Collateral shall constitute “cash collateral” of Agent under Section 363 of the Bankruptcy Code.

20.           Miscellaneous.  Time is of the essence of this Agreement.  Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof.  References to a particular section refer to that section of this Agreement unless otherwise indicated.  If, for any circumstances whatsoever, fulfillment of any provision of this Agreement shall involve transcending the limit of validity presently prescribed by applicable Law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument.

[Remainder Of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Agreement, under seal, as of the day and year first above written.

BORROWER:

KIERLAND CROSSING, LLC, a Delaware limited liability company

By:	Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

By:	Glimcher Properties Limited Partnership, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its general partner

By: _______________________________
                                                                Name: _____________________________
                                                                Title: ______________________________

AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent

By:
Name:
Title:

BANK:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Bank

By:
Name:
Title:

ATTACHMENT 1

(Account – With Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Agreement is entered into as of May __, 2010, among Kierland Crossing, LLC (“Company”), KeyBank National Association (“Lender”), as administrative agent for itself and certain other lenders under a Construction, Acquisition and Interim Loan Agreement dated as of November 30, 2007, as amended by a First Amendment to Construction, Acquisition and Interim Loan Agreement and to that certain Limited Payment and Performance Guaranty dated as of May __, 2010 (as amended, the “Loan Agreement”), and KeyBank National Association (“Bank”), individually as the depository for the Account, as defined below, with respect to the following:

A.           Bank has established and maintained for the Company deposit account number 359681260089 (the “Account”).

B.           Company has assigned to Lender a security interest in the Account and in checks and other payment instructions (“Checks”) deposited in the Account.

C.           Company, Lender and Bank are entering into this Agreement to evidence Lender’s security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

Accordingly, Company, Lender and Bank agree as follows:

1.           (a)           This Agreement evidences Lender’s control over the Account.  Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Account without further consent of the Company.

(b)           Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to Lender.

(c)           Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender’s security interest referred to herein.

(d)           The Account may receive merchant card deposits and chargebacks.  Company acknowledges and agrees that during the Activation Period (defined below), chargebacks will be blocked from debiting the Account.

2.           During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Lender it will not close the Account. Bank shall have no liability in the event Company breaches this covenant to Lender.

A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall hold all funds in the Account and only release such funds on a weekly basis at the direction of the Lender to pay the obligations of the Company under the Credit Agreement and such expenses as the Lender has approved in writing in response to a written payment direction from the Company certifying the proposed amounts and payees with respect to the requested disbursements describing in detail by category the expenses for such week.  The “Activation Period” means the period which commences within a reasonable period of time not to exceed two Business Days after Bank’s receipt of a written notice from Lender in the form of Exhibit A (the “Notice”).  A “Business Day” is each day except Saturdays, Sundays and Bank holidays.  Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3.           Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company’s obligations that are secured by the Checks and the Account are paid in full.  Lender shall notify Bank promptly in writing upon payment in full of Company’s obligations.

4.           Bank is permitted to charge the Account:

(a)           for its fees and charges relating to the Account or associated with this Agreement; and

(b)           for the amount of any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim; and

(c)           for any ACH credit entries that may have been originated by Company but that have not settled at the time of the commencement of the Activation Period, or for any entries, whether credit or debit, that are subsequently returned thereafter.

5.             (a)           If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank.  Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.

(b)           If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank.  If Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank within five days after Bank’s demand to Lender to pay any amount received by Lender with respect to such returned Check.  The failure to so pay Bank shall constitute a breach of this Agreement.

(c)           Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6.           In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.

7.            (a)           Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

(b)           In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c)           Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d)           Bank shall have no duty to inquire or determine whether Company’s obligations to Lender are in default or whether Lender is entitled to provide the Notice to Bank.  Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e)           Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

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(f)           Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.

8.            (a)           Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement.  This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank.  Company’s obligations under this section shall survive termination of this Agreement.

(b)           Lender hereby agrees to indemnify, defend and hold harmless Bank against any loss, liability or expense (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) arising from Bank complying with any written instructions of Lender pursuant to this Agreement other than if related to Bank’s gross negligence, bad faith, or willful misconduct.  Lender’s obligations under this section shall survive termination of this Agreement.

9.            (a)           Company shall pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code.  Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

(b)           Lender shall pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement against Lender of this Agreement and any instrument or agreement required hereunder to the extent that Bank is the prevailing party in such enforcement action.

(c)           Bank shall pay to Lender, upon receipt of Lender’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Lender in connection with the enforcement against Bank of this Agreement and any instrument or agreement required hereunder to the extent that Lender is the prevailing party in such enforcement action.

10.           Termination and Assignment of this Agreement shall be as follows:

(a)           Lender may terminate this Agreement by providing notice to Company and Bank that all of Company’s obligations which are secured by Checks and the Account are paid in full.  Lender may also terminate or it may assign this Agreement upon 30 days' prior written notice to Company and Bank.  Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Lender.  Company may not terminate this Agreement except with the written consent of Lender and upon prior written notice to Bank.

(b)           Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or any other agreement with Bank.

11.           (a)           Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

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(b)           The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12.           (a)           This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.

(b)           This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c)           This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement.  This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d)           This Agreement shall be interpreted in accordance with Ohio law without reference to that state’s principles of conflicts of law.

13.           Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing.  Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14.           Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Lender.  Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit to Company or Lender.

The remainder of this page is intentionally left blank.

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In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

KIERLAND CROSSING, LLC, a Delaware limited liability company By: Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member By: Glimcher Properties Limited Partnership,
a Delaware limited partnership	Address for Notices:

By: Glimcher Properties Corporation,	180 East Broad Street
its sole general partner	Columbus, OH 43215
Attention: Richard Burkhart
Phone: 614-887-5889
By: ________________________________________	Facsimile: 614-621-2326
Kim A. Rieck	Email: eburkhar@glimcher.com
Senior Vice President,
General Counsel & Secretary	with copies to:

Attention: General Counsel
Phone: 614-887-5623
Facsimile: 614-621-8863
Email: krieck@glimcher.com

KEYBANK NATIONAL ASSOCIATION, Individually and as Administration Agent
Address for Notices:

By: ________________________________________	1200 Abernathy Road NE
Kevin P. Murray	Suite 1550
Senior Vice President	Atlanta, GA 30328
Attention: Kevin P. Murray
Phone: 770-510-2168
Facsimile: 770-510-2195

KEYBANK NATIONAL ASSOCIATION, Individually as Bank
Address for Notices:

By: ________________________________________	__________________________________________
Name: ______________________________________	__________________________________________
Its: ________________________________________	__________________________________________
Attention: __________________________________
Phone: ____________________________________
Facsimile: __________________________________

5

EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT

Letterhead of KeyBank National Association

, 201_

To:           KeyBank National Association

Re:           Kierland Crossing, LLC
Account No. 359681260089

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated May __, 2010 (the “Agreement”) among Kierland Crossing, LLC, us and you regarding the above-described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,

KeyBank National Association,
as Lender under the Agreement

By: ______________________________
Name: _____________________
Title: ______________________

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ATTACHMENT I
DEPOSIT ACCOUNT CONTROL AGREEMENT

Letterhead of KeyBank National Association

____________________________, 201__

KeyBank National Association
__________________________________
__________________________________
__________________________________
Attn: ______________________________

Re:          Termination of Deposit Account Control Agreement
Account:  359681260089

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of May __, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) among you, Kierland Crossing, LLC (the “Company”), and us as (‘Lender”). You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from the Company. This notice terminates any obligations you may have to the undersigned with respect to the Account.

Very truly yours,

KeyBank National Association,
as Lender under the Agreement

By: ______________________________
Name: _____________________
Title: ______________________

Acknowledged and Agreed:

KeyBank National Association, as Bank

By: ______________________________
Name: _____________________
Title: ______________________